                                  EXHIBIT (13)

                        COMPUTATION OF PERFORMANCE DATA

Annual Report Calculations

Equity

------------------------------------------------------------------------------------------------------------------------------------
                   Fund                                                                    Retirement        Fund            Fund
  Year             ROR            Value          TOP A          TOP B         TOP +        Advantage      Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
12/31/68                        10.000000         8.82%         8.88%          9.18%          8.70%        1267.64%         10.17%
12/31/69          1.0090        10.090000
12/31/70          1.0763        10.859867
12/31/71          1.0766        11.691733
12/31/72          1.1340        13.258425
12/31/73          0.8989        11.917998
12/31/74          0.8047         9.590413
12/31/75          1.1985        11.494110
12/31/76          1.1680        13.425121
12/31/77          0.9116        12.238340
12/31/78          1.0726        13.126844
12/31/79          1.1587        15.210074
12/31/80          1.4147        21.517691
12/31/81          0.9707        20.887223
12/31/82          1.2874        26.890211
12/31/83          1.1849        31.862211
12/31/84          0.9912        31.581823
12/31/85          1.2369        39.063557        11.96%        12.02%         12.33%         11.83%         250.11%         13.35%
12/31/86          1.2331        48.169272
12/31/87          1.1082        53.381187
12/31/88          1.1503        61.404380
12/31/89          1.2321        75.656336
12/31/90          0.9614        72.736002        12.07%        12.13%         12.44%         11.94%          88.03%         13.46%
12/31/91          1.2018        87.414127
12/31/92          1.0754        94.005152
12/31/93          1.1409       107.250478
12/31/94          1.0025       107.518604        25.65%        25.71%         26.07%         25.51%          27.20%         27.20%
12/31/95          1.2720       136.763665
------------------------------------------------------------------------------------------------------------------------------------

Money Market

------------------------------------------------------------------------------------------------------------------------------------
                   Fund                                                                   Retirement         Fund            Fund
  Year             ROR           Value          TOP A          TOP B         TOP +        Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 7/31/80                       10.000000        6.25%          6.31%         6.89%          6.13%          208.04%          7.57%
12/31/80          1.0483       10.483000
12/31/81          1.1625       12.186488
12/31/82          1.1227       13.681770
12/31/83          1.0861       14.859770
12/31/84          1.1011       16.362093
12/31/85          1.0775       17.630155        4.44%          4.50%         5.23%          4.33%           74.72%          5.74%
12/31/86          1.0630       18.740855
12/31/87          1.0628       19.917780
12/31/88          1.0713       21.337918
12/31/89          1.0889       23.234859
12/31/90          1.0789       25.068089        2.93%          2.99%         3.28%          2.82%           22.88%          4.21%
12/31/91          1.0554       26.456861
12/31/92          1.0317       27.295544
12/31/93          1.0274       28.043442
12/31/94          1.0400       29.165179        4.32%          4.38%         4.67%          4.21%            5.62%          5.62%
12/31/95          1.0562       30.804262
------------------------------------------------------------------------------------------------------------------------------------

Bond

------------------------------------------------------------------------------------------------------------------------------------
                   Fund                                                                   Retirement         Fund            Fund
  Year             ROR            Value          TOP A          TOP B         TOP +       Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
11/02/82                        10.000000         7.70%          7.77%         8.07%         7.59%          212.58%          9.05%
12/31/82          1.0060        10.060000
12/31/83          1.0263        10.324578
12/31/84          1.1215        11.579014
12/31/85          1.2153        14.071976         6.98%          7.04%         7.34%         6.86%          122.13%          8.31%
12/31/86          1.1249        15.829566
12/31/87          1.0081        15.957785
12/31/88          1.0674        17.033340
12/31/89          1.1071        18.857611
12/31/90          1.0782        20.332276         7.64%          7.70%         8.00%         7.53%           53.74%          8.98%
12/31/91          1.1296        22.967339
12/31/92          1.0754        24.699076
12/31/93          1.1069        27.339407
12/31/94          0.9616        26.289574        17.44%         17.50%        17.83%        17.31%           18.90%         18.90%
12/31/95          1.1890        31.258304
------------------------------------------------------------------------------------------------------------------------------------

Omni

------------------------------------------------------------------------------------------------------------------------------------
                  Fund                                                                    Retirement         Fund            Fund
  Year            ROR            Value          TOP A          TOP B         TOP +        Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 9/10/84                       10.000000         9.31%         9.38%         10.22%          9.20%          232.74%         11.22%
12/31/84         1.0374        10.374000
12/31/85         1.1559        11.991307
12/31/86         1.1794        14.142547         8.78%         8.84%          9.75%          8.66%          135.28%         10.75%
12/31/87         0.9832        13.904952
12/31/88         1.1503        15.994867
12/31/89         1.1546        18.467673
12/31/90         1.0191        18.820405        10.69%        10.75%         11.07%         10.58%           76.80%         12.07%
12/31/91         1.1815        22.236309
12/31/92         1.0860        24.148632
12/31/93         1.1285        27.251731
12/31/94         0.9947        27.107297        21.25%        21.31%         21.66%         21.12%           22.75%         22.75%
12/31/95         1.2275        33.274207
------------------------------------------------------------------------------------------------------------------------------------

International

------------------------------------------------------------------------------------------------------------------------------------
                   Fund                                                                   Retirement         Fund            Fund
  Year             ROR            Value          TOP A          TOP B         TOP +       Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 5/03/93                        10.000000        15.41%        15.48%         15.80%        15.29%          51.38%          16.87%
12/31/93          1.2496        12.496000
12/31/94          1.0807        13.504427        10.73%        10.79%         11.10%        10.61%          12.10%          12.10%
12/31/95          1.1210        15.138463
------------------------------------------------------------------------------------------------------------------------------------

Small Cap

------------------------------------------------------------------------------------------------------------------------------------
                   Fund                                                                   Retirement         Fund            Fund
  Year             ROR            Value          TOP A          TOP B        TOP +        Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 4/30/94                        10.000000        31.48%        31.56%        31.92%         31.34%          61.29%          33.18%
12/31/94          1.2126        12.126000        31.38%        31.44%        31.82%         31.24%          33.01%          33.01%
12/31/95          1.3301        16.128793
------------------------------------------------------------------------------------------------------------------------------------

Capital Appreciation

------------------------------------------------------------------------------------------------------------------------------------
                  Fund                                                                    Retirement         Fund            Fund
  Year            ROR            Value          TOP A          TOP B         TOP +        Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 4/30/94                       10.000000        14.59%        14.67%         14.97%         14.46%          28.17%          16.04%
12/31/94         1.0453        10.453000        21.12%        21.18%         21.52%         20.98%          22.62%          22.62%
12/31/95         1.2262        12.817469
------------------------------------------------------------------------------------------------------------------------------------

Aggressive Growth

------------------------------------------------------------------------------------------------------------------------------------
                  Fund                                                                    Retirement         Fund            Fund
  Year            ROR            Value          TOP A          TOP B         TOP +        Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 3/31/95                       10.000000        25.78%        25.84%         26.10%         25.68%          26.95%          37.53%
12/31/95         1.2695        12.695000
------------------------------------------------------------------------------------------------------------------------------------

Global Contrarian

------------------------------------------------------------------------------------------------------------------------------------
                  Fund                                                                    Retirement         Fund            Fund
  Year            ROR            Value          TOP A          TOP B         TOP +        Advantage       Cumulative      Annualized
------------------------------------------------------------------------------------------------------------------------------------
 3/31/95                       10.000000        7.89%          7.95%         8.16%          7.80%           8.89%           12.05%
12/31/95         1.0889        10.889000
------------------------------------------------------------------------------------------------------------------------------------